UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2006

Headwaters Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-32459	87-0547337
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

10653 South River Front Parkway, Suite 300
South Jordan, UT	84095
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                        (801) 984-9400

     Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2006, Headwaters entered into an employment agreement with its Chief Financial Officer, Scott K. Sorensen. This employment agreement supersedes the Offer of Employment dated September 12, 2005 and the Executive Severance Agreement dated September 20, 2005, which Headwaters executed with Mr. Sorensen upon commencement of his employment. The significant terms of Mr. Sorensen’s new employment agreement are as follows:

•	Term of agreement is through March 31, 2011;
•	Annual base salary of $297,254;
•	Participation in Headwaters’ Short-Term Incentive Bonus Plan and other benefit plans available to Headwaters’ executives and employees;
•	A grant of 30,000 shares of restricted stock under terms of Headwaters’ 2003 Stock Incentive Plan, which stock vests subject to both service and stock price performance conditions;
•

Under certain circumstances, when termination occurs without cause or for good reason, as defined, severance pay equal to two times the sum of base salary plus the highest cash bonus awarded for the two preceding fiscal years most recently ended.

The employment agreement is attached hereto as Exhibit 10.95.

Item 9.01.	Financial Statements and Exhibits.
(c)	Exhibits.
Exhibit 10.95:	Employment Agreement with Scott K. Sorensen dated as of December 5, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 6, 2006
HEADWATERS INCORPORATED
(Registrant)

By: /s/ Kirk A. Benson
Kirk A. Benson
Chief Executive Officer
(Principal Executive Officer)

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